EXHIBIT 10.107
                             ASSIGNMENT AGREEMENT
                           (Boynton Beach, Florida)

   THIS ASSIGNMENT AGREEMENT made this 3rd day of July, 1996, by and between CareMatrix of Massachusetts, Inc. (f/k/a CareMatrix Corporation), a Delaware corporation ("Assignor"), and Chancellor of Massachusetts, Inc., a Delaware corporation ("Assignee").

                             W I T N E S S E T H

   WHEREAS, Assignor is negotiating a Purchase Agreement (the "Purchase Agreement") relating to a certain parcel of land located in Boynton Beach, Florida (the "Land"), a copy of the most recent draft of which is attached hereto as Exhibit A;

   WHEREAS, Assignor intends to develop the Land for an assisted/independent living facility consisting of approximately one hundred forty-eight (148) units (the "Project");

   WHEREAS, upon the completion of construction of the Project, Assignor intends to provide operational management services for the Project; and

   WHEREAS, upon execution of the Purchase Agreement, Assignor desires to assign its rights and obligations under the Purchase Agreement to Assignee, and Assignee desires to assume such rights and obligations.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

   1. Upon execution of the Purchase Agreement, Assignor hereby agrees to assign, set over and transfer unto Assignee to have and to hold from and after such date, all of the right, title and interest of Assignor in, to and under the Purchase Agreement, and Assignee agrees to accept such assignment and to assume and agree with Assignor, to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Purchase Agreement on the part of Assignor thereunder to be performed on and after such assignment, in the same manner and with the same force and effect as if Assignee had originally executed the Purchase Agreement.

   2. Assignor and Assignee agree that Assignor shall act as developer of the Project pursuant to a turnkey development agreement in form and substance reasonably satisfactory to each of Assignor and Assignee.

   3. Assignor and Assignee agree that Assignor shall, upon completion of construction of the Project, provide operational management services for the Project pursuant to a management agreement in form and substance reasonably satisfactory to each of Assignor and Assignee.

   4. Assignor agrees to indemnify and hold harmless Assignee from and against any and all Claims (as defined in paragraph 6 hereof) accruing or arising under the Purchase Agreement on or before the date of such assignment.

   5. Assignee agrees to indemnify and hold harmless Assignor from and against any and all Claims accruing or arising under the Purchase Agreement after the date of such assignment.

   6. For the purposes of this Agreement, the term "Claims" means all costs, claims, obligations, damages, penalties, losses, injuries, liabilities and expenses (including, without limitation, reasonable legal fees and expenses).

   7. This Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by the laws of the Commonwealth of Massachusetts, and
      (iii) may not be modified orally, but only by a writing signed by both parties hereto.

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                            ASSIGNOR:

                                            CAREMATRIX OF MASSACHUSETTS, INC.

                                            By: /s/
                                                ---------------------
                                                Name:
                                                Title:

                                            ASSIGNEE:

                                            CHANCELLOR OF MASSACHUSETTS, INC.

                                            By: /s/
                                                ----------------------
                                                Name:
                                                Title:

                                 REAL ESTATE
                              PURCHASE AGREEMENT

   THIS REAL ESTATE PURCHASE AGREEMENT ("Agreement") is made and entered into as of this ---- day of June, 1996 by DASCO DEVELOPMENT CORPORATION, a Florida corporation, having an office at 1200 Corporate Center Way, Suite 100, Wellington, Florida 33414 (hereinafter called "Seller"), and CAREMATRIX CORPORATION, a Delaware corporation, or its nominee, having an office at 197 First Avenue, Needham, Massachusetts 02194 (hereinafter called "Buyer").

                             W I T N E S S E T H:

   WHEREAS, Seller has entered into a certain Real Estate Purchase Agreement dated as of February 26, 1996 (the "Sunbelt Agreement"), with SUNBELT PROPERTIES, LTD., an Illinois limited partnership ("Sunbelt"), pursuant to which Seller has agreed to purchase a certain parcel of real property located in Palm Beach County, Florida, which real property is legally described on Exhibit "A" attached hereto (the "Commercial Tract"); and

   WHEREAS, Seller is desirous of selling a portion of the Commercial Tract, consisting of approximately ------------ acres and generally identified on the proposed site plan attached hereto as Exhibit "B" together with all easements and rights of way appurtenant thereto (the "Property"), upon the terms and conditions hereinafter set forth; and

   WHEREAS, Buyer is desirous of purchasing the Property upon the terms and conditions hereinafter set forth; and

   WHEREAS, Seller and Buyer have accordingly agreed that, simultaneously with closing by Seller on the Commercial Tract, Seller shall convey title to the Property to Buyer, all in accordance with the terms and conditions hereinafter set forth;

   NOW, THEREFORE, for and in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party, and in consideration of the mutual covenants, conditions and promises herein contained, the parties hereby agree as follows:

   1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

   2. Sale of Property; Purchase Price.

      (a) Seller agrees to sell and convey the property to Buyer, and Buyer agrees to purchase the Property from Seller, but strictly upon the terms and conditions hereinafter set forth. Not later than fifteen (15) days prior to "Closing" (as hereinafter defined), Seller will furnish to Buyer a legal description and survey of the Property (the "Survey") certified by a surveyor registered and licensed in the State of Florida, which Survey shall be subject to approval of Buyer who will not unreasonably withhold its consent). The Survey shall be certified to Seller and

Buyer, and must meet or exceed the minimal technical standards of land surveying set forth by the Florida Board of Land Surveyors pursuant to
Section 21HH-6, Florida Administrative Code. Approval or disapproval of the Survey shall be communicated in the manner provided for notices in this Agreement, and disapproval shall be accompanied by specification of the grounds for disapproval. Buyer's failure to disapprove the Survey within five
(5) days after actual receipt of same shall be deemed to constitute Buyer's approval thereof. The legal description of the Property as shown on the approved Survey shall be legal description of the Property for all purposes of this Agreement. The cost of the Survey shall be paid at Closing by Buyer.

   (b) The purchase price for the Property shall be TWO MILLION TWO HUNDRED THIRTY SIX THOUSAND AND 00/100 DOLLARS ($2,236,000.00) (the "Purchase Price"). Subject to any prorations required by this Agreement, the Purchase Price shall be paid by Buyer to Seller in cash equivalent at Closing as provided herein.

3. Title Insurance and Survey.

   (a) Simultaneously with the execution of this Agreement, Seller has provided to Buyer a copy of the title insurance commitment for the Commercial Tract provided to Seller by Sunbelt, together with any available copies of exceptions to title. Buyer shall obtain an owner's marketable title insurance commitment issued by a recognized title insurance company acceptable to Buyer. The owner's marketable title policy premium and title search fee shall be paid by Buyer at the Closing.

   (b) If the status of title as shown in the title commitment or the survey contains any defects to which Buyer objects, Buyer shall advise Seller in writing, not later than ten (10) days prior to closing (except with respect to any defects shown in any updates thereafter), of the defects to which Buyer objects. Seller shall have a reasonable time, not to exceed thirty (30) days, in which to cure the defects and the Closing shall be extended accordingly. If, after the expiration of said thirty (30) day cure period, the title defects have not been cured, then Buyer shall have the option of
(i) accepting title; or (ii) terminating this Agreement by written notice to Seller, whereupon neither party shall have any further rights or obligations under this Agreement. Without limiting Buyer's rights hereunder, Seller shall eliminate at Closing any mortgages, liens or other encumbrances affecting the Property which may be removed or satisfied by the payment of a liquidated sum of money.

4. Inspection; Option of Buyer to Terminate.

   (a) Following the execution and delivery of this Agreement by both Buyer and Seller, Seller hereby agrees to provide Buyer with access to the Property, so that Buyer can conduct such inquiries, tests, measurements or other investigations as it desires or deems necessary related to the condition of the Property or the development of the Project (as defined below), including (without limitation) financial studies and analyses, surveys, engineering tests, soil borings or tests for the presence of toxic or hazardous substances, all subject to the terms and conditions of the Sunbelt Agreement. Further, Buyer and its attorneys, agents and representatives shall have the right to review and inspect copies of all permits, plans, surveys, and other such materials in Seller's possession with respect to the Property. Seller shall deliver copies of the same to Buyer promptly after the execution hereof.

   (b) Buyer shall not damage the Property or the Commercial Tract or any improvement thereon, and shall indemnify Seller and Sunbelt for any damage resulting from any such inquiry, test, measurement, or other investigation for a period of one (1) year following the Closing or earlier termination hereof. In connection with such activity, Buyer shall not permit any mechanic's lien to be filed against the Property or the Commercial Tract and, if such a mechanic's lien is filed, Buyer shall, upon receipt of written notice from Seller, promptly cause such lien to be discharged or transferred to bond, provided Buyer requested the work upon which the lien is based. Buyer shall maintain, or require that each agent of Buyer coming on to the Property maintain, liability insurance with respect to the activities conducted by Buyer pursuant hereto, in amounts, and with insurers, reasonably acceptable to Seller and Sunbelt, and shall provide evidence thereof to Seller and Sunbelt upon request.

   (c) Notwithstanding the foregoing, Buyer's obligation to close under this Agreement shall be contingent on final site plan review and the receipt of all permits, approvals and consents necessary for the development and construction of a minimum of ---- units of assisted/independent living (the "Project") including, the expiration of all appeal periods without an appeal having been filed. If such approval is not obtained on or before the Closing, Buyer shall have the right to terminate this Agreement by giving written notice to Seller on or before the Closing, as the same may be extended as provided below.

   5. Closing Date. The Purchase Price shall be paid to Seller, and Seller shall deliver to Buyer the Deed and other closing papers (the "Closing"), on a date selected by Buyer, by five (5) days prior notice to Seller, not later than December 31, 1996, subject to extension by Buyer, by written notice to Seller on or before the then scheduled date of Closing if the approval provided for under Section 4(c) above has not been obtained by such date. Notwithstanding the foregoing, Seller shall in no event be required to close under this Agreement prior to the date on which Seller closes with Sunbelt on the Commercial Tract, and if Sunbelt fails or refuses to close on the Commercial Tract for any reason, Seller shall be under no obligation to convey the Property to Buyer.

   6. Deed/Closing. At Closing, Seller shall deliver to Buyer a special warranty deed (the "Deed"), conveying good and marketable title to the Property, subject only to: (i) taxes not yet due and payable for the year of Closing and subsequent years; (ii) zoning and governmental regulations; (iii) those other exceptions to title reflected in the title commitment as provided in Section 3 hereof. The transactions contemplated by this Agreement shall be closed at the offices of Seller or, in lieu thereof, by correspondence through the title agent on the date as determined in Section 5 hereof. Seller shall pay state documentary stamps on the Deed and any surcharges with respect thereto. Buyer shall pay recording costs of the Deed. Notwithstanding the foregoing, Seller, at its option, may assign to Buyer the right to receive a conveyance of the Property directly from Sunbelt simultaneously with conveyance of the balance of the Commercial Tract from Sunbelt to Seller, and in such event Buyer agrees to (a) accept a special warranty deed to the Property from Sunbelt in the form prescribed in the Sunbelt Agreement,
(b) execute a partial assignment and assumption agreement with Seller with respect to the Sunbelt Agreement, which shall be in form reasonably acceptable to Seller, Buyer, and Sunbelt, and (c) pay to Sunbelt the portion of the purchase price for the Commercial Tract allocated by Seller to the Property (which shall not exceed the Purchase Price), and pay to Seller, as the price for the partial assignment of the Sunbelt Agreement to Buyer, the difference between the Purchase Price and the amount so paid by Buyer to Sunbelt.

   7. Taxes. Real estate taxes on the Property shall be prorated between Seller and Buyer as of the date of Closing, based on the most discounted current year's taxes, or if unknown, based on the preceding year's taxes. At the request of either party, taxes shall be reprorated when the actual tax bills for the year of Closing are available. Assessments that have been certified or as to which the work has commenced as of the date of Closing shall be the obligation of Seller, and if the amount thereof is unknown it shall be estimated at Closing based on available information from governmental authorities. All maintenance charges or other pass through expenses imposed on the Property shall be prorated in the same manner as real estate taxes.

   8. Condemnation. In the event that, between the date of this Agreement and Closing, any condemnation or eminent domain proceedings are initiated or threatened which result in the taking of any portion of the Property, Buyer may elect to (i) terminate this Agreement, whereupon neither party shall have any further rights or obligations under this Agreement; or (ii) consummate this transaction with no reduction in the Purchase Price, in which case Seller shall deliver to Buyer at Closing a duly executed assignment of Seller's interest in any award made or to be made with respect to the Property in connection with such condemnation or eminent domain proceedings.

   9. Representations and Warranties. As a material inducement to Buyer to execute this Agreement and to close the transaction contemplated hereby, Seller hereby represents and warrants to Buyer as follows:

   (a) To the best of Seller's knowledge without investigation, there is no pending or threatened litigation, investigation or claim which materially adversely affects, or which might materially adversely affect, the Property.

   (b) To the best of Seller's knowledge without investigation, there is no condemnation or eminent domain proceeding pending with respect to any portion of the Property, and Seller has received no notice of any pending or contemplated condemnation or eminent domain proceeding which could affect any portion of the Property.

   (c) To the best of Seller's knowledge without investigation, no assessment for public improvements or otherwise has been made against the Property, which assessment remains unpaid if due.

   (d) No notice of any violation of any regulation, law, statute or ordinance with respect to the Property has been received by Seller, nor, to the best of Seller's knowledge without investigation, has any such notice been received by Sunbelt.

   (e) The Property is included within the concurrency exemption identified as Case No. 02-06-002-X1.

   (f) Seller is not aware that, and has not received any notice to the effect that, any Hazardous Materials have been spilled, deposited, disposed of, released or transported in or on the Property or any other property adjacent or proximate thereto. Further, to the best of Seller's knowledge without investigation, Sunbelt is not aware that, and has not received any notice to the effect that, any Hazardous Materials have been spilled, deposited, disposed of, released or transported in or on the Property or any other property adjacent or proximate thereto.

   10. Offer and Acceptance. Once executed and delivered by Buyer, this Agreement shall constitute an offer to purchase the Property upon the terms and conditions set forth herein. This offer must be accepted by Seller's execution and delivery of this Agreement to Buyer on or before 5:00 P.M. on June 24, 1996. If not so accepted by such time, this Agreement shall be of no further force and effect, and neither party shall have any rights or obligations with respect to the other.

   11. Notices. All notices, requests and other communications under this Agreement shall be in writing and sent by hand delivery, U.S. registered or certified mail, postage prepaid and return receipt requested, or overnight courier service addressed as follows:

If intended for Seller:      Dasco Development Corporation
                             1200 Corporate Center Way, Suite 100
                             Wellington, Florida 33414
                             Attn: Executive VP - Operations
With a copy to:              Lawrence B. Juran, Esq.
                             1200 Corporate Center Way, Suite 100
                             Wellington, Florida 33414
If intended for Buyer:       Carematrix Corporation
                             197 First Avenue
                             Needham, Massachusetts 02194
                             Attn: Kevin Maley, Sr. Vice President
With a copy to:              James M. Clary, III, Esq.
                             General Counsel/Executive Vice President
                             Carematrix Corp.
                             197 First Avenue
                             Needham, Massachusetts 02194

Notice shall be deemed received upon actual receipt if by hand delivery, three (3) days after mailing, or one (1) day after delivery to a nationally-recognized overnight courier service.

   12. Brokers. Seller and Buyer represent and warrant to each other that they have not dealt with any broker, finder or other intermediary in connection with the transaction contemplated by this Agreement. Any commission or other compensation payable to such agent shall be borne solely by Seller. Each party hereby agrees to indemnify, save and hold harmless the other party from and against any and all losses, damages, claims, costs and expenses (including attorney's fees and expenses) in any way resulting from or connected with any claims or suite for a broker's commission, finder's fee or other like compensation, made or brought by any other person claiming to have dealt with the first party.

   13. Default. In the event that Buyer or Seller defaults under this Agreement, the other party shall have, as its sole remedy, the right to obtain specific performance of this Agreement.

   14. Withholding. Seller acknowledges that, unless Seller certifies to Buyer Seller's non-foreign status as provided under Section 1445 of the United States Internal Revenue Code of 1986, as amended, Buyer will be required at Closing to withhold and remit to the Internal Revenue Service a portion of the Purchase Price. Any such withholding by Buyer in accordance with law shall in no event be deemed a breach of this Agreement.

   15. Assignment. This Agreement may be assigned by Buyer to any corporation, partnership, trust or other entity in which Buyer Abraham D. Gosman, Andrew Gosman, Michael Gosman or any shareholder of Buyer directly or indirectly (or collectively) owns a controlling interest or, with respect to a trust, is a trustee or any descendant thereof is a beneficiary.

   16. Invalidity. In the event any provision contained herein shall for any reason be held to be inapplicable, invalid, illegal, or unenforceable in any respect, such inapplicability, invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such provision had never been contained herein.

   17. Entire Understanding; Waiver. This Agreement, together with the exhibits hereto, contains the entire understanding between the parties hereto and may not be changed or terminated orally. Any waiver by any party of any provision of this Agreement or breach thereof shall not operate or be construed as a waiver of any other provision or subsequent breach thereof.

   18. Florida Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to principles regarding conflicts of law.

   19. Captions. The captions of the various paragraphs of this Agreement have been inserted for the purpose of convenience only; such captions shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

   20. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

   21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

   22. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

   23. Interpretation. The terms of this Agreement have been negotiated by the parties, and this Agreement shall not be construed or interpreted more strictly against one party than another on the grounds that the Agreement or any draft thereof was prepared by a party or its counsel.

   24. Relationship. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership, joint venture or any other relationship between Seller and Buyer other than the relationship of a buyer and seller of rights to real property as set forth in this Agreement.

   25. Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

   26. Time of Essence. Time is of the essence of each covenant and obligation of each party to this Agreement.

   27. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida. Therefore, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County; (b) consents to the jurisdiction of such court in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in such court.

   IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seals as of the date first written above.

WITNESS:                                    SELLER:

                                            DASCO DEVELOPMENT CORPORATION, a
                                            Florida corporation

____________________                        By:_________________________

____________________                        Its: _________________________

WITNESS:                                    BUYER:

                                            CAREMATRIX CORPORATION, a
                                            Delaware corporation

____________________                        By: _________________________

____________________                        Its: _________________________

Exhibits:

   Exhibit "A" - Legal Description of Commercial Tract
   Exhibit "B" - Legal Description of Property